                                                                  EXHIBIT 10.kk

                           BW/IP INTERNATIONAL, INC.
                        1997 MANAGEMENT INCENTIVE PLAN

PURPOSE

The BW/IP International, Inc. 1997 Management Incentive Plan (MIP) is intended to reward selected members of the Company's management team whose achievements contribute substantially to the Company's performance as defined in annual objectives and operating strategies.

This Plan is in force for calendar and fiscal year 1997 (1 January to 31 December 1997). The Plan will not be continued beyond the Year ending December 31, 1997 without the written approval of the Compensation, Benefits and Organization Committee ("Compensation Committee").


ELIGIBILITY

The minimum qualification for participation in the Plan, using the BW/IP job evaluation system, is 670 Hay points with 175 Accountability points. In addition to the minimum point-based eligibility requirement, an employee must be recommended by an Officer of the Company and be approved by the President and, in some cases, the Compensation Committee of the Board of Directors. The Administrator will notify Participants of their eligibility in writing.

Participants will be assigned to one of seven (7) Tiers which will determine the amount of incentive compensation available to the Participant, pursuant to Plan provisions, and may also dictate specific Performance Objectives, performance standards, or other requirements for receipt of an Award by the Participant. Generally, assignment to a Tier will be based on the number of Hay points for the position. The President may alter the Tier assignment, however, based on his assessment of factors which may not be entirely reflected by Hay points.

An employee must be on the BW/IP payroll prior to July 1 of the Year to be eligible for participation in that Year's Plan.


DETERMINATION AND ALLOCATION OF AWARDS

Before the beginning of each Year, the Compensation Committee will establish each Participant's Award potential for such year based upon the MIP Tier to which the Participant is assigned. The Award potential will be defined as a percent (or percentages) of the annual base salary of the Participant as of 31 December of the Year.

                           BW/IP INTERNATIONAL, INC.
                        1997 MANAGEMENT INCENTIVE PLAN


DETERMINATION AND ALLOCATION OF AWARDS (CONTINUED)

Incentive Award opportunity, as a percent of annual base salary, for each Tier will be:

 PLAN TIER     MINIMUM    TARGET    MAXIMUM
------------   --------   -------   --------
     1           25%        58%       82%
     2           22%        50%       72%
     3           20%        45%       65%
     4           18%        38%       56%
     5           13%        28%       40%
     6           10%        21%       30%
     7            7%        15%       20%

SETTING PERFORMANCE OBJECTIVES

Awards earned pursuant to the Plan will be based on achievement of pre-established annual Performance Objectives, as determined by the Administrator. Upon establishment of the Performance Objectives for the Year, the Administrator will notify each Participant in writing of the established Objectives and the associated Award opportunity at various levels of performance.

No participant may be assigned more than six (6) objectives. Each Performance Objective will be assigned a relative weight, with the total weights for all Objectives equaling 100%. No single Objective may be weighted less than 10%.


                         1997 Management Incentive Plan
                         ------------------------------

CORPORATE PARTICIPANTS                          TIERS
----------------------                          -----

                                 1        3        4         5         6        7
                                 -        -        -         -         -        -
CORPORATE
---------
  EPS/NE                          50%      50%      50%       50%       50%      50%
  ROCE                            30       30       30        30     10-30    10-30
  EVA                             20       20       20        20        20       20
  OTHER FINANCIAL (optional)                                0-20      0-20     0-20
                               -----    -----    -----     -----     -----    -----
TOTAL                            100%    100%     100%      100%      100%     100%


DIVISION PARTICIPANTS
---------------------


Corporate
---------
  EPS/NE                                 20      15      10      10      10
  ROCE                                   10    0-10

Division
--------
  DOI/Contribution Profit (CP)           30      35   20-30   20-30   20-30
  Plant DOI/CP                                        20-35   20-35   20-30
  PRIMARY WORKING CAPITAL (PWC%)         15   10-15   10-15   10-15   10-15
  DIVISION EVA                           15   10-15      10      10      10
  BOOKINGS                               10   10-30    0-30    0-30    0-30
  OTHER FINANCIAL (optional)                           0-20    0-20    0-20
                                      -----   -----   -----   -----   -----
TOTAL                                   100%    100%    100%    100%    100%


Note: Maximum 6 Goals

                           BW/IP INTERNATIONAL, INC.
                        1997 MANAGEMENT INCENTIVE PLAN

EXAMPLE #1

Manager A is a Plant Manager and is a Tier 5 Participant. The Objectives assigned to him for 1997 might be:

Plant DOI/CP                          35%
----------------------------------
DOI                                   25%
----------------------------------
Division EVA                          10%
----------------------------------
Primary Working Capital (PWC's)       10%
----------------------------------
Bookings                              10%
----------------------------------
Net Earnings                          10%
----------------------------------   ---

TOTAL                                100%

EXAMPLE #2

Manager B is an Engineering Manager and is a Tier 7 Participant. The Objectives assigned to her for 1997 might be:

Plant DOI/CP                         35%
---------------------------------
DOI                                  20%
---------------------------------
Primary Working Capital (PWC%)       15%
---------------------------------
Product Cost Reduction               10%
---------------------------------
Division EVA                         10%
---------------------------------
Net Earnings                         10%
---------------------------------   ---

TOTAL                               100%

As a condition of participation in the MIP for 1997, a Participant's Performance Objectives must be approved by the Administrator no later than December 31, 1996. By this date, the specific performance level may not be established, merely the measure by which performance will be measured. For example:

 . A Participant has "Revenue" approved as an Objective with a relative weight of 20%

 .  The estimated or projected performance target may be $75 million

 .  The Objective of "Revenue" is approved by the Administrator by December 31,
   1996 but the target of $75 million is still tentative.

It is the responsibility of the Participant to ensure that the Administrator has determined and approved Performance Objectives prior to December 31 of the preceding Year.

                           BW/IP INTERNATIONAL, INC.
                        1997 MANAGEMENT INCENTIVE PLAN

SETTING PERFORMANCE TARGETS

After the Company's objectives for the Year have been determined, the Participant will receive the specific performance targets for each objective. This will typically occur after:

 . The financial results for the prior year have been presented to the Board of Directors

 . The Board of Directors has approved overall Company performance objectives for the year.

For each Objective, a specific scale will be established indicating the amount of Award, subject to the relative weights, to be paid for a given level of performance on that Objective. For example, if a financial objective is $100 million the performance award scale might be:

                            PERFORMANCE RANGE
FINANCIAL OBJECTIVE      AS A PERCENT OF TARGET
----------------------   -----------------------
Below $80 mm                        0%
$80 mm                             80%
$85 mm                             85%
$90 mm                             90%
$95 mm                             95%
$100 mm                           100%
$105 mm                           105%
$110 mm                           110%
$115 mm                           115%
$120 mm                           120%

Performance levels between two indicated levels will be interpolated on a linear basis.

Prior to the final assignment of targeted performance levels, the Company will ensure that aggregated performance among the various Divisions, Departments, and Units equals overall performance; for example:

 . Total revenue from all entities must equal the Company's targeted revenue for the year

 . Similarly, total profit from all entities must equal the Company's targeted profit for the year.

                           BW/IP INTERNATIONAL, INC.
                        1997 MANAGEMENT INCENTIVE PLAN

REVIEWING PERFORMANCE OBJECTIVES

At or near the midpoint of the Year, the Administrator* will review the Performance Objectives for each Participant to ensure the continued relevance and appropriateness of the Objectives.

If the Administrator determines that a change in Objectives is indicated, the Participant may receive a substitute Objective for one or more Performance Objectives that were established at or near the beginning of the Year.

If, during the course of the Year, the Administrator determines one or more of the established Objectives are no longer suitable given Company objectives and priorities due to a change in the Company's business, operations, corporate structure, capital structure, or other conditions deemed by the Administrator to be material, the Administrator may substitute one or more Objectives with a different Objective as considered appropriate and equitable. The Administrator may make such substitutions but may not alter the targeted performance level of an established Objective. Extending the foregoing example:

 .  The Participant's "Revenue" Performance Objective is determined by the
   Administrator to be inappropriate in light of significant changes in the Company's markets and business strategy

 . The Administrator may not change the Objective from the originally established target of $75 million

 . Instead, the Administrator authorized a substitution of the Revenue Objective for a Market Share Objective of 12%.

PAYMENT OF AWARDS EARNED

The basis for Awards for a given Plan Year will be the assessment by the Administrator of performance against the pre-established Performance Objectives. The Award for each Participant will not exceed the Participant's established maximum award potential.

The performance level on each Objective, as a percent of target, will be assessed against the performance-award scale for that Objective, then multiplied by the relative weight, as shown in the Illustration. The Award earned by each Participant will be paid in cash, as soon as administratively possible but in no event later than March 15 of the Year following the Plan Year.

* (See page 7 for definition)

                           BW/IP INTERNATIONAL, INC.
                        1997 MANAGEMENT INCENTIVE PLAN

TERMINATION OF EMPLOYMENT

A Participant must be an employee of BW/IP on 31 December of the Plan Year to be eligible for payment of an Award.

In the event of a Participant's death, permanent disability, or retirement during a Plan Year the Administrator will determine the amount of Award, if any, to be paid to the Participant, their estate, or their legal representative. In no event, however, will an Award be paid if the death, permanent disability, or retirement occurs prior to July 1 of the Plan Year.

OTHER PROVISIONS

No Right to Participate. Nothing in the Plan will be deemed to give a Participant or a Participant's legal representative or any other person or entity claiming under or through a Participant any contract or right to participate in the benefits of the Plan.

No Right to Award. Prior to the Administrator's determination and approval of an Award payment, a Participant has no right to or claim on any payments pursuant to this Plan. The Administrator has the full, final, and binding authority with respect to determining the amount of Award, if any, based on the review and interpretation of all available information.

No Employment Right. Participation in this Plan will not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that the Company will continue to employ any individual.

No Right to Participate in Other Plans. Participation in this Plan will not be construed as constituting a right to participate in any other plan or program offered by the Company to any employee or group of employees. This exclusion includes, but is not limited to the 1996 Long-Term Incentive Plan, Supplemental Executive Retirement Plan, Employment Continuation Program and any successor plans or programs thereto.

Effect on Other Compensation and Benefits Programs. Award payments will be included for U.S. pension calculations but will be excluded from calculations for any and all insurance programs and plans and will be excluded from calculations for the Capital Accumulation Plan. Pension and savings plans for Non-U.S. participants will govern for those plans.

Withholding. The Company has the right to deduct any sums national, state, and local tax laws require to be withheld with respect to the payment of any Award.

Restricted Liability. Payments held by the Company before distribution will not be liable for the debts, contracts, or engagements or any Participant or beneficiary, or be taken by attachment or garnishment, or by any other legal or equitable proceeding.

                           BW/IP INTERNATIONAL, INC.
                        1997 MANAGEMENT INCENTIVE PLAN

PLAN ADMINISTRATION

The Compensation Committee will adopt rules, policies and forms for the administration, interpretation, and application of the Plan. The Compensation Committee will have, subject to the provisions of the Plan, full and final authority to interpret the Plan, to establish and revise rules, regulations, and guides relating to the Plan, and make any other determination deemed necessary or advisable for the administration of the Plan.

The Compensation Committee may amend, suspend, or terminate the Plan at any time. Such amendment, suspension, or termination will not adversely alter or affect any right or obligation to any Award made before this action.

The Administrator for the Plan will be determined by the Tier to which the Participant is assigned.

 . The Compensation and Benefits Committee will serve as Administrator of the Plan for Participants in Tier 1

 . The President/CEO will serve as Administrator of the Plan for Participants in Tiers 2, 3, and 4

 . The Executive Committee members will serve as Administrator of the Plan for Participants in Tiers 5, 6, and 7.

The Administrator will approve the Performance Objectives and amount of Award for each Participant, subject to the terms and conditions of the Plan.

All decisions, determinations, and interpretations made by the Administrator will be final and binding.

                           BW/IP INTERNATIONAL, INC.
                        1997 MANAGEMENT INCENTIVE PLAN


DEFINITIONS

For purpose of operating and administering the Plan, the terms below have the indicated meanings:

"Administrator" means the individual, committee, or other party or parties designed by the Plan and empowered to make final and binding decisions pursuant to and not inconsistent with the Plan.

"Award" means a contingent right to receive a cash payment following the end of a Plan Year.

"Plan Year" means the fiscal year of the Company and for the 1997 Plan Year refers to calendar year 1997.

"Board" or "Board of Directors" means the Board of Directors of BW/IP
   International, Inc.

"Compensation, Benefits and Organization Committee" means the Compensation,
   Benefits and Organization Committee of the Board of Directors, or any successor committee established by the Board with responsibility and authority for overseeing the overall operation and administration of the Plan.

"Executive Committee" means the Company officers designated by the President as members of said Committee or any successor committee established by the President.

"Participant" means an employee of the Company determined by the Committee as eligible to receive an Award.

"Performance Objective" or "Objective" means a financial, operational, or other standard of performance against which Participants will be measured for purposes of determining the amount to be paid, if any, as an Award to that Participant.

"Year" means the calendar year and fiscal year of the Company beginning 1
   January and ending 31 December.